CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 89 to the registration statement on Form N-1A (File No. 33-56339) (“Registration Statement”) of our report dated October 10, 2008 relating to the financial statements and financial highlights appearing in the August 31, 2008 Annual Report of Putnam International Capital Opportunities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
December 22, 2008